SPARTECH CORPORATION
                    INCENTIVE STOCK OPTION PLAN

    This Incentive Stock Option Plan (the Plans) of Spartech Corporation ("Spartech") for Spartech and its subsidiaries and affiliated corporations (collectively referred to as the "Company") is intended to provide employment incentive:
    (A) For the purposes of retaining in the employ of the Company persons with superior training, experience and ability;
    (B) For attracting new employees whose services are considered unusually valuable; and
    (C) To encourage a sense of proprietorship in all such persons and to stimulate in all such persons an active interest in the development and financial success of the Company.

    The Plan is intended to provide for the issuance of options which comply with all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
    1. ADMINISTRATION OF PLAN. The Plan shall be administered by a committee of the Board of Directors of Spartech comprised of two or more members of the Board who are not employees of the Company, (the "Committee"). No person shall be a member of the Committee if, during one year prior to service on the Committee, such person was granted or awarded any equity securities of the Company pursuant to this or any other plan of the Company, except as permitted by Rule 1 6b-3(c)(2)(i) under the Securities Exchange Act of 1934.

    The Committee shall review and approve the names of all key employees to whom options are proposed to be granted, the number of shares to be covered by, and within the applicable limits set forth in the Plan, the price and terms of any option to be granted hereunder. Subject to the provisions of the Plan, the Committee shall be authorized to approve the number of options and participants annually and to interpret the Plan, to prescribe, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan and to make all determinations necessary or advisable for the operation of the Plan. All ultimate powers of approval shall be vested in the Committee as a body and the Committee shall have absolute discretion, subject to the provisions of the Plan, with respect to all determinations thereunder.

    2. SHARES SUBJECT TO THE PLAN. The aggregate number and class of shares which may be made the subject of options granted pursuant to the Plan for its ten (10) years of operation is Two Million (2,000,000) shares of Common Stock of Spartech (par value $.75 per share), subject to adjustment as provided in
Section 8 below. Such shares may be made available from authorized and unissued shares of Common Stock of Spartech. In the event that any option granted hereunder shall terminate prior to its exercise in full, the shares with respect to which such option shall not have been exercised may thereafter again be made the subject of new options granted hereunder.

    3. ELIGIBILITY FOR OPTIONS.
    (A) Employees and executive officers of the Company shall be entitled to participation in the Plan, if otherwise eligible under the terms hereunder. Any person granted an option hereunder is hereinafter referred to as a "Participant".
    (B) The adoption by the Committee of a resolution granting an option to an employee shall complete the necessary corporate action constituting the grant of such option, and shall be an offer of such shares for sale to such employee under the terms of the Plan.
    (C) For options granted, the aggregate fair market value, determined as of the date of grant of each option, of shares of Common Stock with respect to which options are exercisable for the first time by any person during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

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    4. EXERCISE PRICE.
    (A) The exercise price per share of options granted under the Plan shall not be less than 100% of the fair market value per share of the shares subject to such option at the time the option is granted, and such exercise price shall be determined in good faith by the Committee at the time the option is granted.
    (B) However, if any option is granted hereunder to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Spartech (or its parent, if any), or of any subsidiary, then, notwithstanding any other provision of the Plan, such option shall have an exercise price of at least 110% of the fair market value per share of the shares subject to such option at the time the option is granted.
For the purposes of the foregoing restriction, a person shall be considered as owning stock which he may purchase under any outstanding option, as well as the stock owned directly or indirectly by or for his spouse, brothers and sisters (whether of the whole or half blood), ancestors and lineal descendants; and stock owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

    5. EXERCISE PERIOD.
    (A) Subject to the provisions of Sections 7 and 8 hereof, the Committee shall have absolute discretion in determining the rate at which any option granted hereunder may be exercised and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative basis. However, no option granted hereunder shall be exercisable in whole or in part later than the day preceding the tenth anniversary date of the grant.
    (B) However, no option granted to any person who owns stock of Spartech possessing more that 10% of the total combined voting power of all classes of stock of Spartech (or its parent, if any, or a subsidiary) as defined in
Section 4(B) of this Plan shall be exercisable after the expiration of five years from the date such option is granted.
    (C) If the provisions of Section 422 of the Code defining stock options which meet the requirements for benefits accorded to incentive stock options under the Code so require (at the time of the granting of any such option), then notwithstanding the provisions of subparagraphs (A) and (B), no option granted under the Plan to any person shall be exercisable at a time while there is outstanding any incentive stock option which was granted, before the granting of such option, to such person to purchase stock of Spartech or of any corporation which (at the time of the granting of any such option) is a parent or subsidiary corporation of Spartech, or of any corporation which is a predecessor of any such corporations. For purposes of this Plan, an option shall be "outstanding" until it is exercised in full or expires by reason of lapse of time.

    6. MANNER OF EXERCISE OF OPTIONS.
    (A) Unless the Committee shall otherwise determine, an option, to the extent exercisable under this Plan, may be exercised by delivery to the Treasurer or Controller of Spartech, at its principal office, of a written notice, signed by the person entitled to exercise such option, specifying the number of shares purchasable under the option which the Participant then wishes to purchase, (i) accompanied by a certified check in the amount of the aggregate option price for such number of shares, or alternatively, (ii) the delivery of shares of Spartech Common Stock already owned by the Participant having a fair market value equal to the exercise price, or (iii) by the delivery of a combination of such shares and certified check.
    (B) For purposes of Section 6(A) of this Plan, the "fair market value" of any shares of Spartech Common Stock tendered by a Participant in exercise or partial exercise of an option granted under the Plan shall mean the closing bid price of a share of Spartech Common Stock in the exchange its Common Stock is traded on the day of exercise of such Option or, if there were no sales on such day, the lowest bid price for such stock.
    (C) In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spartech, nor shall the Participant have any right or status as a stockholder prior to such payment.

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    7. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR NORMAL RETIREMENT.
    (A) If a Participant's employment with the Company terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), or if his employment otherwise terminates for any other reason, including death or retirement, without having fully exercised any option granted to him, he, his executor or administrator or the legatees or distributees of his estate, as the case may be, shall have the right, for a period of one (1 ) year from the date his employment terminates as a result of such disability, or for a period of three (3) months after such termination, retirement or from the appointment and qualification of an executor or administrator, as the case may be, but not, in any case, later than the day preceding the tenth anniversary of the date of the grant of such option to exercise such option with respect to all or any part of the number of shares to which the option relates, to the extent exercisable at the time of his disability, death, retirement, or termination of employment, and thereafter such option, to the extent not so exercised during such period, shall be deemed to have expired regardless of the expiration date otherwise specified therein.
    (B) For the purposes of this Plan, the transfer of an employee among Spartech, its subsidiaries or affiliates, or a leave of absence authorized by the Company for military service or sickness not exceeding three (3) months, or a leave of absence in excess of three (3) months for military service or sickness duly authorized by the Company provided the employee has a right to reemployment either by statute or by contract, shall not be deemed a termination of employment.

    8. ADJUSTMENT OF NUMBER AND PRICE OF SHARES SUBJECT TO OPTION.
(A) If the outstanding shares of the Common Stock of Spartech are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Spartech through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spartech shall issue Common Stock as a dividend or upon a stock split, then the number and kind of shares available for purposes of this Plan and all shares subject to the unexercised portion of any options theretofore granted and the option price of such options shall be appropriately adjusted. However, any such adjustment in outstanding options shall be made without change in the total exercise price applicable to the unexercised portion of any outstanding options.
    (B) If, in the event of a merger or consolidation, Spartech is not the surviving corporation, and in the event that the agreement of merger or consolidation does not provide for the substitution of a new option for an option granted hereunder or for the assumption of such option by the surviving corporation, or in the event of the dissolution or liquidation of Spartech, the holder of any such option theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise his option in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in the Incentive Stock Option Agreement referred to below, other than the passage of time, have occurred. In no event, however, may an option which becomes exercisable pursuant to this
Section 8 be exercised, in whole or in part, later than the day preceding the tenth anniversary date of the grant thereof.
    (C) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this
Section 8, any fractional share which might otherwise become subject to an option shall be eliminated.

    9. NONTRANSFERABILITY OF OPTIONS; SECURITIES ACT RESTRICTIONS. Options granted hereunder shall not be transferable except by will or pursuant to the laws of descent and distribution and may be exercised during a Participant's lifetime, only by him. Unless the shares to be acquired upon exercise of any option granted hereunder may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement under the Securities Act of 1933, the Committee may require, as a condition to the delivery of any shares to be purchased upon exercise of such option:

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    (a) That Spartech receive appropriate evidence that the optionee is acquiring such shares for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein, and an agreement to the effect that the optionee shall make no sale or other disposition of such shares unless and until Spartech (i) shall have received an opinion of legal counsel satisfactory in form and substance to it, to the effect that such sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 or the regulations of the Securities and Exchange Commission thereunder, or (ii) such shares shall thereafter be included in a currently effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933; and
    (b) That the certificate or certificates issued to evidence such shares bear an appropriate legend summarizing such restrictions on the further sale or other disposition thereof.

    10. INCENTIVE STOCK OPTION AGREEMENT. Each option granted under the Plan shall be evidenced by an Incentive Stock Option Agreement which shall set forth the terms and conditions of such option, including, without limitation, such terms and conditions, if any, as shall be requisite in the judgment of the Committee in order to comply with the provisions of the Code defining so-called "incentive stock options". Each such Agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be attached thereto), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such Incentive Stock Option Agreement, the provisions of this Plan shall govern.

    11. AMENDMENT OR DISCONTINUANCE OF PLAN. The Committee may alter, amend, suspend or discontinue the Plan at any time, provided that subject to the provision of Section 8, no such action of the Committee may, without appropriate shareholder action, increase the maximum number of shares subject to the Plan, alter the class of individuals eligible for the grant of options hereunder or change the manner of determining the exercise price of options granted under the Plan. In addition, without the consent of the Participant, no such action shall alter the terms of, or impair the rights of such Participant under, any option theretofore granted to him pursuant to the Plan, including any such rights with respect to any shares acquired upon exercise of such option.

    12. COMMENCEMENT AND TERMINATION OF PLAN; PERIOD DURING WHICH OPTIONS MAY BE GRANTED. This Plan, as adopted by the Board of Directors on July 26, 1991 and subject to approval by the shareholders in accordance with the applicable provisions of the Corporation Law of the State of Delaware, shall become effective on October 1, 1991. No options shall be granted pursuant to this Plan prior to October 1, 1991. No grant of an option shall be made hereunder after the expiration of ten (10) years from October 1,1991.

    13. EFFECT OF AMENDMENTS TO THE PLAN ON PREVIOUSLY GRANTED OPTIONS. Prior to the termination of any option, the Committee, in its discretion, shall have the power to amend the Stock Option Agreement relating to any such option in order to reflect an amendment to the Plan which becomes effective after the date of grant of any such option. Any such amendment shall be effective only with respect to the unexercised portion of any such option. Subject to the provisions of Section 8 of the Plan, nothing contained in this Section 13 shall be construed to allow the Committee to increase the number of shares purchasable pursuant to any such option, to reduce the exercise price of any such option or to extend the exercise period of any such option beyond the day preceding the tenth anniversary of the date of its grant.

                                         By Order of the Board of Directors
                                         SPARTECH CORPORATION

Dated: July 26, 1991